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STAPLES, INC. AND SUBSIDARIES

EXHIBIT 12.1

STATEMENT RE:  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                              FISCAL YEAR ENDED
                                                 1/30/93       1/29/94       1/28/95      2/3/96       2/1/97       1/31/98

Consolidated pre-tax income prior to             $31,218       $32,352       $63,905     $119,845     $173,041     $212,789
 extraordinary items

Interest portion of rental expense                13,058        16,529        23,569       31,538       40,815       56,234

Net interest expense, including amortization
 of deferred issuance costs                        5,092         7,093        11,037       31,353       53,458       33,947

Less: interest capitalized                                                                                (611)      (1,387)
                                                 --------------------------------------------------------------------------

    Earnings                                     $49,368       $55,974       $98,511     $182,736     $266,703     $301,583
                                                 ==========================================================================

Interest portion of rental expense               $13,058       $16,529       $23,569     $ 31,538     $ 40,815     $ 56,234

Net interest expense, including amortization
 of deferred issuance costs                        5,092         7,093        11,037       31,353       53,458       33,947
                                                 --------------------------------------------------------------------------

    Fixed Charges                                $18,150       $23,622       $34,606     $ 62,891     $ 94,273     $ 90,181
                                                 ==========================================================================

    Ratio of Earnings to Fixed Charges              2.72          2.37          2.85         2.91         2.83         3.34
                                                 ==========================================================================
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